         As filed with the Securities and Exchange Commission on March 27, 1998
                                              Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ----------------------
                                      FORM S-8
                              REGISTRATION STATEMENT
                                       under
                             the Securities Act of 1933
                              ----------------------
                                    FOCAL, INC.
                 (Exact name of issuer as specified in its charter)
                              ----------------------

        Delaware                                      94-3142791
(State of incorporation)                (I.R.S. Employer Identification No.)

                              4 Maguire Road
                            Lexington, MA 02173
                 (address of principal executive offices)
                              ----------------------

                             1992 INCENTIVE STOCK PLAN
                             1997 DIRECTOR OPTION PLAN
                         1997 EMPLOYEE STOCK PURCHASE PLAN

                             (Full titles of the plans)
                              ----------------------

                                 David M. Clapper
                       Chief Executive Officer and President
                                    FOCAL, INC.
                                   4 Maguire Road
                                Lexington, MA 02173
                                   (781) 280-7800
(Name, address, and telephone number, including area code, of agent for service)
                              ----------------------

                                     Copy to:
                           Christopher D. Mitchell, Esq.
                          Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                                 650 Page Mill Road
                              Palo Alto, CA 94304-1050
                                   (415) 493-9300
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                               Proposed         Proposed
     Title of                              Maximum             Maximum          Maximum
    Securities                              Amount             Offering         Aggregate           Amount of
      to be                                 to be              Price Per        Offering          Registration
   Registered (1)                         Registered             Share           Price                 Fee
---------------------------------------------------------------------------------------------------------------

1992 Incentive Stock Plan
Common Stock,
  $.01 par value, shares outstanding      497,267 shares (2)    $  4.42 (3)  $ 2,197,920.14(4)       $ 648.39
  $.01 par value, shares available        507,104 shares (5)    $17.375 (6)  $8,810,932.00(7)      $ 2,555.17

1997 Director Option Plan
Common Stock,
  $.01 par value, shares available        150,000 shares (5)    $17.375 (6)   $2,606,250.00(7)        $755.82

1997 Employee Stock Purchase Plan
Common Stock,
  $.01 par value, shares available        200,000 shares (8)     $14.77 (9)   $2,954,000.00(7)        $856.66

Total                                   1,354,371 shares                     $16,569,102.14         $4,816.04
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) In addition pursuant to Rule 416(c) under the Securities Act of 1933 ( the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(2) This subtotal represents the number of shares issuable upon exercise of outstanding options as of December 31, 1997 (options that have been granted as of such date).

(3) Calculated in accordance with Rule 457(h) under the Securities Act solely for the purpose of determining the total registration fee. Calculation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price of all outstanding options as of December 31, 1997.

(5) This subtotal represents the number of shares issuable upon exercise of options that are available for grant as of December 31, 1997, but were not granted as of such date.

(6) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. The calculation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on March 24, 1998, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(7) Calculated in accordance with Rule 457(h) under the Securities Act based on the aggregate exercise price for options available for grant.

(8) This subtotal represents the number of shares authorized to be issued under the 1997 Employee Stock Purchase Plan.

(9) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Calculation based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on March 24, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein, is equal to 85% of the Fair Market Value of a share of Common Stock on either the first day of the relevant offering period or the last day of the relevant purchase period, whichever is lower.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by References

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Focal, Inc. (the "Company") with the Securities and Exchange Commission:

(a) The audited financial statements for the Registrant's fiscal year ended December 31, 1997 contained in the Company's Report on Form 10-K for the year ended December 31, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 21, 1997.

(d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain members of Wilson Sonsini Goodrich and Rosati, Professional Corporation beneficially own 650 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.


Exhibit
Number                              Document
--------  ----------------------------------------------------------------------
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          as to the legality of securities being registered.

 23.1     Consent of Ernst & Young LLP, Independent Auditors.

 23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (contained in Exhibit 5.1 hereto).

 24.1     Power of Attorney (see page II-4).

Item 9.  Undertakings.

     A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Corporation Law, the Company's Certificate of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts, on March 27, 1998.

                                   FOCAL, INC.

                                   By:      /s/   David M. Clapper
                                        -------------------------------------
                                        David M. Clapper,
                                        President and Chief Executive Officer


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Clapper and W. Bradford Smith, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


     Signature                         Title                                       Date
     ---------                         -----                                       ----
 /s/ David M. Clapper               President, Chief Executive Officer and      March 27, 1998
 -------------------------------      Director (Principal Executive Officer)
     (David M. Clapper)

 /s/ W. Bradford Smith              Vice President, Finance and Chief           March 27, 1998
 -------------------------------      Financial Officer (Principal
     (W. Bradford Smith)              Financial and Accounting Officer)

 /s/ Henry Brem                     Director                                    March 27, 1998
 -------------------------------
     (Henry Brem, M.D.)

 /s/ Janet Effland                  Director                                    March 27, 1998
 -------------------------------
     (Janet Effland)

 /s/ Robert Langer                  Director                                    March 27, 1998
 -------------------------------
     (Robert Langer, Ph.D.)

 /s/ Mark J. Levin                  Director                                    March 27, 1998
 -------------------------------
     (Mark J. Levin)

 /s/ Michael J. Levinthal           Director                                    March 27, 1998
 -------------------------------
     (Michael J. Levinthal)

                                            II-4


 /s/ Fred E. Silverstein            Director                                    March 27, 1998
 -------------------------------
     (Fred E. Silverstein, M.D.)

 /s/  Jesse I. Treu                 Director                                    March 27, 1998
 -------------------------------
     (Jesse I. Treu, Ph.D.)

                                                                  March 27, 1998

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

--------------------------------------------------------------------------------
                                       EXHIBITS
--------------------------------------------------------------------------------

                          Registration Statement on Form S-8

                                     FOCAL, INC.

                                  INDEX TO EXHIBITS



 Exhibit                           Description
---------           ---------------------------------------------------------
  5.1               Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being
                    registered

 23.1               Consent of Ernst & Young LLP, Independent Auditors

 23.2               Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1 hereto)

 24.1               Power of Attorney (see Page II-4)